UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

cbdMD, INC.
(Exact name of registrant has specified in its charter)

North Carolina	47-3414576
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8845 Red Oak Boulevard, Charlotte, NC	28217
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.0% Series A Cumulative Convertible Preferred Stock	NYSE American LLC

If this form related to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form related to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-228773

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 8.0% Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Convertible Preferred Stock”), of cbdMD, Inc. (the “Registrant”), as included under the heading “Description of the Series A Convertible Preferred Stock” in the Registrant’s prospectus, dated October 10, 2019, forming a part of the shelf Registration Statement on Form S-3 originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, on December 13, 2018 (Registration No. 333-228773), including exhibits, and as subsequently amended from time to time (the “Registration Statement”), which Registration Statement was declared effective by the Commission on April 9, 2019, is hereby incorporated by reference.

The Registrant has applied for listing of its Series A Convertible Preferred Stock to be registered hereunder on the NYSE American LLC under the symbol “YCBDPRA.”

Item 2. Exhibits.

		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date Filed	Number	Herewith
3.1	Articles of Incorporation	1-A	9/18/17	2.1
3.1(a)	Articles of Amendment to the Articles of Incorporation filed April 22, 2015	1-A	9/18/17	2.2
3.1(b)	Articles of Amendment to the Articles of Incorporation filed June 22, 2015	1-A	9/18/17	2.3
3.1(c)	Articles of Amendment to the Articles of Incorporation filed November 17, 2016	1-A	9/18/17	2.4
3.1(d)	Articles of Amendment to the Articles of Incorporation filed December 5, 2016	1-A	9/18/17	2.5
3.1(e)	Articles of Amendment to the Articles of Incorporation filed April 22, 2019	8-K	4/29/19	3.7
3.1(f)
Articles of Amendment to the Articles of Incorporation including the Certificate of Designations, Rights and Preferences of the 8% Series A Cumulative Convertible Preferred Stock filed October 11, 2019
					Filed

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

cbdMD, INC.

October 11, 2019	By:	/s/ Mark S. Elliott
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer

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